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                                                                    Exhibit 21.1



SUBSIDIARIES OF THE REGISTRANT

1.   Jiangsu Linyang Solarfun Co., Ltd. (PRC)

2.   Linyang Solar Power Investment Holding Ltd. (BVI)

3.   Shanghai Linyang Solar Technology Co., Ltd. (PRC)

4.   Sichuan Leshan Jiayang New Energy Co., Ltd. (PRC)

5.   Jiangsu Yangguang Solar Technology Co., Ltd. (PRC)

6.   Solarfun Power U.S.A. Inc. (USA)

7. Nantong Linyang Solarfun Engineering Research and Development Center Co., Ltd. (PRC)

8.   Solarfun Power Hong Kong Limited (Hong Kong)

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